UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2009

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C
Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

January 29, 2009 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended December 31, 2008, net earnings, excluding non-cash unrealized mark-to-market loss of interest rate swaps, decreased 43% to $1,267,000 compared to $2,236,000 for the three months ended December 31, 2007. Per share diluted net earnings, excluding non-cash unrealized mark-to-market loss of interest rate swaps, decreased 45% to $0.12 for the three months ended December 31, 2008 as compared to $0.22 for the three months ended December 31, 2007. See reconciliations of the Non-GAAP measures on page 3 of Exhibit 99.1. Revenue increased 5% to $13,254,000 for the three months ended December 31, 2008 as compared to $12,614,000 for the three months ended December 31, 2007.

Item 9.01	Financial Statements and Exhibits

Exhibit #	Description
99.1	Press release dated January 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: January 29, 2009	/s/ Peter L. Vosotas
Peter L. Vosotas
Chairman, President, Chief Executive Officer
(Principal Executive Officer)

Date: January 29, 2009	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
Senior Vice President, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit	Description
99.1	Press release dated January 29, 2009.